EXHIBIT 21

                       SUBSIDIARIES OF THE COMPANY(1),(2)

                                                                Jurisdiction of
                                                                Incorporation or
Name of Subsidiary                                              Organization
-----------------                                               --------------
NYT Capital, Inc............................................    Delaware
    City & Suburban Delivery Systems, Inc...................    Delaware
    Comet-Press Newspapers, Inc.............................    Delaware
    Crossroads Holding Corporation..........................    New Jersey
    Donohue Malbaie Inc. (49%)..............................    Canada
    Gainesville Sun Publishing Company......................    Florida
    Globe Newspaper Company, Inc............................    Massachusetts
       Boston Globe Electronic Publishing, Inc..............    Massachusetts
       Boston Globe Investments, Inc........................    Massachusetts
           Zakrzewska Ltd. Partnership (99%)................    Massachusetts
       Community Newsdealers Inc............................    Massachusetts
       Globe Specialty Products, Inc........................    Massachusetts
       Retail Sales, Inc....................................    Massachusetts
    Hendersonville Newspaper Corporation....................    North Carolina
    Lakeland Ledger Publishing Corporation..................    Florida
    NYT Holdings, Inc.......................................    Delaware
    NYTRNG, Inc.............................................    Delaware
    NYT Shared Service Center, Inc..........................    Delaware
    Ocala Star-Banner Corporation...........................    Florida
    Sarasota Herald-Tribune Co. ............................    Florida
    The Dispatch Publishing Company, Inc....................    North Carolina
    The Houma Courier Newspaper Corporation.................    Delaware
    The Times Southwest Broadcasting, Inc...................    Arkansas
    The New York Times Company Magazine Group, Inc..........    Delaware
       NYT Special Services, Inc............................    Delaware
    The New York Times Distribution Corporation.............    Delaware
    The New York Times Electronic Media Company.............    Delaware
    The New York Times Sales, Inc...........................    Delaware
    The New York Times Syndication Sales Corporation........    Delaware
    The Santa Rosa Press Democrat, Inc......................    Delaware
    The Spartanburg Herald-Journal, Inc.....................    Delaware
    Times Leasing, Inc......................................    Delaware
    Times On-Line Services, Inc.............................    New Jersey
    Wilmington Star-News, Inc...............................    New York
    WNEP-TV, Inc............................................    Pennsylvania
    WREG-TV, Inc............................................    Delaware
       Times West Coast Broadcasting, Inc...................    Delaware
           WREG-TV, LLC.....................................    Delaware
    WTKR-TV, Inc............................................    Delaware

The New York Times Company..................................    New York
    International Herald Tribune S.A.S. (50%)...............    France
    London Bureau Limited...................................    United Kingdom
    Madison Paper Industries (partnership) (40%)............    Maine
    NYT Administradora de Bens e Servicos Ltda..............    Brazil
    NYT 1896T, Inc..........................................    Delaware
    Rome Bureau S.r.l.......................................    Italy

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(1)   100% owned unless otherwise indicated.
(2) The names of certain subsidiaries have been omitted because, considered in the aggregate, as a single subsidiary, they would not constitute a significant subsidiary.